EXHIBIT 10.1
CERTIFICATION OF PLAN AMENDMENTS
WHEREAS, Johnson & Johnson (the “Company”) sponsors the Johnson & Johnson Excess Savings Plan (the “Plan”);
WHEREAS, Section 6.1 of the Plan authorizes the Pension Committee (the “Committee”) to adopt amendments to the Plan on behalf of the Company; and
WHEREAS, the Committee wishes to adopt the amendment to the Plan set forth on Exhibit A hereto.
NOW, THEREFORE, BE IT RESOLVED, that the amendments to the Plan attached hereto as Exhibit A are hereby adopted.

ON BEHALF OF THE
PENSION AND BENEFITS COMMITTEE OF JOHNSON & JOHNSON

Date: ____________________ ____________________________________
Douglas Grant
Member

EXHIBIT 10.1
EXHIBIT A
AMENDMENT ONE
TO THE JOHNSON & JOHNSON EXCESS SAVINGS PLAN (the “Plan”)
(2022 Restatement)
Exhibit A to the Plan (Transfer of Liabilities to the Kenvue Excess Savings Plan) is amended by adding the following paragraph to the end thereof:
One-Time Transfer of Liability from the Kenvue Excess Savings Plan
If an individual who has an account under the Kenvue Excess Savings Plan by reason of being an active Member thereunder transfers directly from employment covered by the Kenvue Savings Plan to a position that is covered by the Qualified Plan, at a time when Kenvue is a member of the Company’s Controlled Group, all liabilities under the Kenvue Excess Savings Plan with respect to such individual shall be transferred to this Plan as soon as practicable after the individual’s transfer of employment. As a result of such transfer, the affected individual shall cease to be a Member of the Kenvue Excess Savings Plan and shall have no claims against Kenvue or any of its affiliates (other than Johnson & Johnson for so long as Kenvue remains in Johnson & Johnson’s Controlled Group) in respect of benefits under the Kenvue Excess Savings Plan. The following special rules shall apply with respect to each transfer described in this paragraph:
1.Grandfathered Payment Elections. If the transferring individual had an Effective Grandfathered Payment Election (as defined in Exhibit A to the Kenvue Savings Plan) that was previously transferred from this Plan to the Kenvue Excess Savings Plan, and his Payment Event occurs after the Member attains age 55, the vested balance of the Member’s Account shall be paid in the form and at the time prescribed by such Grandfathered Payment Election (subject to Section 4.10 of the Plan (Delayed Payment Rules for Specified Employees), as modified by paragraph 2 below to the extent applicable).
2.Delayed Payment Rules for Transferred Amounts. The delay of payment rules described in Section 4.10 of this Plan shall not apply to any portion of a Specified Employee’s Account that accrued or became vested prior to January 1, 2005 (including earnings thereon).
3.Vesting and Service Crediting. All transferred accounts that were vested under the Kenvue Excess Savings Plan immediately before being transferred to this Plan shall be fully vested under this Plan, and all service credited under the Kenvue Savings Plan shall count for purposes of vesting and eligibility under this Plan.